Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 19, 2024 with respect to the financial statement of Calumet, Inc. included in the Registration Statement on Form S-4 and the proxy statement/prospectus contained therein, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Pittsburgh, Pennsylvania

July 10, 2024